Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 358, New Jersey Trust 167 and New York Trust 226:

We consent to the use of our report dated April 10, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

April 10, 2003